                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[x]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             Computer Motion, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

COMPUTER MOTION
The Leader in Medical Robotics
130-B Cremona Drive, Goleta, CA 93117
Tel. (805) 968-9600 Fax (805) 685-9277


March 26, 1999

Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders ("Annual Meeting") of Computer Motion, Inc. to be held at the Holiday Inn, 5650 Calle Real, Goleta, California on Wednesday, May 19, 1999 at 10:00 a.m.

      The accompanying Proxy Statement describes the business to be transacted at the Annual Meeting. It is important that your shares be represented whether or not you are personally able to attend the Annual Meeting. Regardless of the number of shares you own, your vote is important to us. In order to assure that you will be represented, we ask you to please sign, date and return the enclosed proxy card promptly. This will not limit your right to vote in person or to attend the Annual Meeting.

Sincerely,

/s/  ROBERT W. DUGGAN
--------------------------------
     Robert W. Duggan
     Chairman of the Board and
     Chief Executive Officer

                              COMPUTER MOTION, INC.
                                130 CREMONA DRIVE
                            GOLETA, CALIFORNIA 93117

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 19, 1999
--------------------------------------------------------------------------------

        The 1999 Annual Meeting of Shareholders ("Annual Meeting") of Computer Motion, Inc. (the "Company") will be held at the Holiday Inn, 5650 Calle Real, Goleta, California on May 19, 1999 at 10:00 a.m. for the following purposes:

        1.   To elect six (6) directors of the Company.

        2. To approve certain amendments to the Company's 1997 Stock Incentive Plan.

        3.   To ratify the re-appointment of independent public accountants.

        4. To transact any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on March 23, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. All shareholders are cordially invited to attend the Annual Meeting in person. Regardless of whether you plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. No postage is required if mailed in the United States. If you attend the Annual Meeting in person, you may revoke your proxy and vote your shares in person. If your shares are held in the name of a broker or other nominee and you desire to vote your shares at the Annual Meeting, you should bring with you a proxy or letter from your broker confirming your ownership of shares.

                                          By Order of the Board of Directors

                                          /s/ STEPHEN L. WILSON
                                          --------------------------------------
                                          Stephen L. Wilson
                                          Secretary

Goleta, California
March 26, 1999

        TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DESIRE.

                              COMPUTER MOTION, INC.
                                130 CREMONA DRIVE
                            GOLETA, CALIFORNIA 93117

                             -----------------------

                                 PROXY STATEMENT

                          ----------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 19, 1999

                          ----------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        We are furnishing this Proxy Statement to you in connection with the solicitation by the Board of Directors of Computer Motion, Inc. (the "Company") of the enclosed proxy for use at the 1999 Annual Meeting of Shareholders (the "Meeting") to be held on May 19, 1999 at 10:00 a.m. local time, at the Holiday Inn, 5650 Calle Real, Goleta, California, or any adjournment or postponement thereof, for the purposes set forth below.

        These proxy solicitation materials were mailed on or about March 26, 1999 to all shareholders entitled to vote at the Meeting.

RECORD DATE AND OUTSTANDING SHARES

        Only shareholders of record at the close of business on March 23, 1999 (the "Record Date") are entitled to receive notice of and to vote at the Meeting. The outstanding voting securities of the Company on that date consisted of 8,404,479 shares of common stock, $.001 par value.

REVOCABILITY OF PROXIES

        You may revoke your proxy at any time by written notice, to the Secretary of the Company, or by your request in person at the Meeting. If you do not revoke your proxy, it will be voted according to your directions. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on each proposal.

VOTING AND SOLICITATION

        Every shareholder of record on the Record Date is entitled to one vote for each share held on each proposal that comes before the Meeting. In the election of directors, each shareholder will be entitled to vote for six nominees and the six nominees with the greatest number of votes will be elected.

        Proxies for use at the Meeting are being solicited by the Board of Directors of the Company. Proxies were mailed to shareholders on or about March 26, 1999 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the common stock. Officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished.

        The cost of soliciting proxies is paid by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses in forwarding proxy materials to such beneficial owners. The Company has no present plans to hire paid solicitors to assist in obtaining proxies, but may do so if it appears that a quorum at the Meeting might not otherwise be obtained.

QUORUM; ABSTENTIONS AND BROKER NON-VOTES

        The required quorum for the transaction of business at the Meeting is a majority of the shares of common stock issued and outstanding as of the Record Date. Shares that are voted "FOR," "AGAINST," or "WITHHELD" are treated as being present at the Meeting for purposes of establishing a quorum.

        There is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions. The Company will count abstentions for purposes of determining both (i) the presence of a quorum for the transaction of business, and (ii) the total number of votes with respect to a proposal. Abstentions will be treated as a vote against all proposals.

        Broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes with respect to any proposal.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

        Shareholder proposals for the Company's 2000 annual meeting to be held in May 2000 must be received by the Company no later than November 26, 1999 in order that they may be included in the proxy statement relating to that meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents information provided to the Company as to the beneficial ownership of the Company's common stock as of March 10, 1999 by
(i) persons holding 5% or more of such stock, (ii) Company directors and executive officers individually, and (iii) all Company directors and executive officers as a group.

Percentage of outstanding shares is based upon 8,404,479 shares of common stock outstanding at March 10, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of March 10, 1999 are deemed outstanding for computing the shares and percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated and except for the effect of community property laws, as applicable, the persons listed below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                COMMON STOCK         PERCENT OF
                                                BENEFICIALLY         OUTSTANDING
  BENEFICIAL OWNERS                                OWNED               SHARES
  ---------------------------------             ------------         -----------
  Directors and Executive Officers:
        Robert W. Duggan                         1,229,124(1)           14.1
        Yulun Wang                               1,003,013(2)           11.9
        Stephen L. Wilson                          161,152(3)            1.9
        Daniel R. Doiron                            87,216(4)            1.0
        William D. Williams                         62,053(4)              *
        David A. Stuart                             53,791(4)              *
        John M. Greathouse                          50,906(4)              *
        W. Peter Geis                               16,454(4)              *
        M. Jacqueline Eastwood                       2,500(4)              *

  Directors and Executive Officers               2,666,209(5)           29.4
       as a Group (9 persons)

  Scudder Kemper Investments, Inc.                 717,100(6)            8.5
      Two International Place
      Boston, MA 02110

  Medtronic Asset Management, Inc.                 440,548(7)            5.6
      7000 Central Avenue N.E.
      Minneapolis, MN 55432

  Capital Research and Management Co.              434,900(7)            5.2
      333 South Hope Street
      Los Angeles, CA 90071

 *  Less than 1.0%

(1) Includes 144,699 shares owned by Mr. Duggan's spouse of which he disclaims beneficial ownership and 284,584 stock options and warrants which may be exercised within sixty days from March 10, 1999.

(2) Includes 24,912 shares owned by Dr. Wang's minor children of which he disclaims beneficial ownership and 34,262 stock options and warrants which may be exercised within sixty days from March 10, 1999.

(3) Includes 1,500 shares owned by Mr. Wilson's minor children of which he disclaims beneficial ownership and 119,942 stock options and warrants which may be exercised within sixty days from March 10, 1999.

(4) Includes 72,953, 44,087, 51,867, 30,242, 13,419 and 2,500 stock options and warrants which may be exercised by Dr. Doiron, Messrs. Williams, Stuart and Greathouse, Dr. Geis and Ms. Eastwood, respectively within sixty days from March 10, 1999.

(5) Includes 653,856 stock options and warrants which may be exercised within sixty days from March 10, 1999.

(6) As of December 31, 1998, Scudder Kemper Investments, Inc. reported that it beneficially owned 717,100 shares of the Company's common stock of which it held sole power to vote or direct the vote of 436,800 shares, shared power to vote or direct the vote of 10,700 shares and no power to vote or direct the vote of 269,600 shares.

(7) Beneficial ownership as reported by each company as of December 31, 1998.

                        PROPOSAL 1: ELECTION OF DIRECTORS

        Six directors will be elected at the Meeting. Directors are elected at each annual shareholders meeting to hold office until the next annual meeting or until their successors are elected and have qualified. The Board of Directors has nominated for election the persons named below. Unless otherwise instructed, the proxy holders named in the enclosed proxy intend to vote the proxies received by them for such nominees. The Company believes that each nominee named below will be able to serve; but should any such nominee be unable to serve as a director, the proxy holders named in the proxies will vote proxies received by them for the election of such substitute nominee(s) as the Board of Directors may propose.

        The names, ages and the principal occupations of the nominees are set forth below, based upon information furnished to the Company by such nominees.

VOTE REQUIRED

        The six nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy shall be elected as directors. Shareholders do not have the right to cumulate votes in the election of directors. Only votes cast "FOR" a nominee will be counted, except that the accompanying proxy will be voted "FOR" all nominees in the absence of instructions to the contrary. Broker non-votes and proxies marked "WITHHELD" as to one or more nominees will result in the respective nominees receiving fewer votes.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
                        EACH OF THE NOMINEES NAMED BELOW.

                                                                                             DIRECTOR
NAME AND AGE                     PRINCIPAL OCCUPATION                                         SINCE
----------------------------     --------------------------------------------------------    --------
Daniel R. Doiron (48)            Founder (Retired)                                             1996
                                 Miravant Medical Technologies, Inc.
                                 Santa Barbara, CA
                                 (Pharmaceuticals)

Robert W. Duggan (54)            Chairman and Chief Executive Officer of the Company           1990

M. Jacqueline Eastwood (52)      Vice President Corporate Ventures (Retired)                   1998
                                 Medtronic, Inc.
                                 Minneapolis, MN
                                 (Medical devices)

W. Peter Geis (57)               Director                                                      1996
                                 Minimally Invasive Surgical Training Institute
                                 Baltimore, MD
                                 (Endoscopic training institute)

Yulun Wang (38)                  Chief Technical Officer and                                   1990
                                 Founder of the Company

William D. Williams (51)         President (Retired)                                           1995
                                 Pyxis Corporation
                                 San Diego, CA
                                 (Medical devices,  subsidiary of Cardinal Health, Inc.)

OTHER INFORMATION REGARDING THE BOARD AND NOMINEES

        BUSINESS EXPERIENCE.

        Daniel R. Doiron, Ph.D., was a founder and director of Miravant Medical Technologies, Inc. (formerly PDT, Inc.), a pharmaceutical company specializing in photodynamic therapy for certain cancers and other diseases, where he served in various capacities, including Vice President of Technology and Chief Scientist and President of its subsidiary, PDT Systems, Inc., from 1989 to 1997. Dr. Doiron holds B.S. and M.S. degrees in Nuclear Engineering and a Ph.D. in Chemical Engineering from the University of California at Santa Barbara.

        Robert W. Duggan, has been Chairman of the Board of Directors of the Company since 1990 and Chief Executive Officer since October 1997. Mr. Duggan has been a private venture investor for more than 25 years, and has participated as a director of, investor in and advisor to numerous small and large businesses in the medical equipment, computer local and wide area networks, PC hardware and software distribution, digital encryption, consumer retail goods and outdoor media communications industries. He has also assisted in corporate planning, capital formation and management for his various investments. He is a member of the University of California at Santa Barbara Foundation Board of Trustees, as well as the University's Engineering Steering Committee.

        M. Jacqueline Eastwood, served as Vice President, Corporate Ventures of Medtronic, Inc., a medical device company, from 1997 to 1998. Previously, Ms. Eastwood's positions with Medtronic Inc., included Vice President of Minimally Invasive Cardiac Surgery from December 1995, and Vice President and General Manager of Bio-Medicus from 1992.

        W. Peter Geis, M.D., is Director of the Minimally Invasive Surgical Training Institute ("MISTI"), an endoscopic training institution in Baltimore, Maryland. Dr. Geis was an Associate Professor of Surgery at the University of Illinois. Dr. Geis has been Clinical Professor of Surgery for the University of Chicago since 1991. Dr. Geis is a member of the American College of Surgeons and the Society of American Gastrointestinal Endoscopic Surgeons. Dr. Geis also sits on the advisory faculty of Johnson & Johnson's Ethicon Endo-Surgery business. Dr. Geis received his M.D. from Loyola University in Chicago.

        Yulun Wang, Ph.D., has been Chief Technical Officer of the Company since January 1996 and a Director since 1990 and has served in numerous other capacities since he founded the Company in 1989. Prior to founding the Company, Dr. Wang had been the principal investigator on research and development contracts and grants from the National Science Foundation, the National Aeronautics and Space Administration ("NASA")/Jet Propulsion Laboratories, NASA/Langley, the National Institute of Health and the United States Navy.
Dr. Wang earned B.S., M.S. and Ph.D. degrees in electrical engineering from the University of California at Santa Barbara.

        William D. Williams, served as the President of Pyxis Corporation ("Pyxis"), a subsidiary of Cardinal Health, Inc., from 1996 to 1998. From 1988 to 1996, Mr. Williams served as Vice President of Sales for Pyxis. Mr. Williams earned a B.S. in Political Science and History from the University of Missouri.

        MEETINGS. During 1998, the Board of Directors met five times. Each director attended 100% of the meetings, except Dr. Geis who attended 60% of the meetings.

        BOARD COMMITTEES. The Audit Committee, consisting of Dr. Doiron (Chairman), Mr. Williams and Ms. Eastwood, met once in 1998. Among other duties, the Audit Committee approves the engagement of independent public accountants and reviews the scope and results of independent audits, the Company's financial results and presentation, and comments by the independent public accountants regarding internal controls and accounting procedures and management's responses to those comments.

        The Compensation Committee, consisting of Mr. Williams (Chairman),
Dr. Doiron and Ms. Eastwood, met once in 1998. The Compensation Committee's duties include review of the Company's compensation policies, including salary, bonus and long-term incentive programs, evaluation and approval of the compensation program for executive officers, approval of certain stock option grants and consideration of matters with respect to other employee benefits provided by the Company.

        The Board of Directors will consider nominees for Board membership submitted by shareholders. Nominations by shareholders must be made pursuant to timely notice in writing to the Company Secretary. Candidates for director should be persons with broad training and experience in their chosen fields who have earned distinction in their activities. According to the Company's bylaws, notice by the shareholder to be timely must be received 45 to 90 days prior to the annual meeting, or if later, within 10 days of public notice of the annual meeting date. The notice shall set forth certain information concerning such shareholder and the nominee(s), including their names and addresses, their principal occupation or employment, their beneficially owned common stock of the Company, such other information as would be required in a proxy statement soliciting proxies for the election of the nominees and the consent of each nominee to serve as a director if so elected. The Committee may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

        BOARD COMPENSATION. Directors do not receive any cash compensation for their services as members of the Board of Directors, but are reimbursed for expenses in connection with attendance at Board of Directors and Committee meetings. Non-employee directors are eligible for discretionary stock option grants under the Company's stock plans. During 1998, a stock option grant for 10,000 shares was made to Ms. Eastwood upon her appointment to the Board.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

        SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION. The following table shows the cash compensation and certain other compensation paid or accrued by the Company to each of the executive officers of the Company whose total cash compensation exceeded $100,000 during fiscal years 1998, 1997 and 1996 in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION      SECURITIES
                                              ---------------------     UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR     SALARY       BONUS         OPTIONS     COMPENSATION(1)
---------------------------           ----    ---------     -------     ----------    ---------------
Robert Duggan                         1998    $108,750      $16,312        20,000        $    --
  Chairman                            1997          --           --        25,933             --
  Chief Executive Officer             1996          --           --            --             --

Yulun Wang                            1998     143,750       21,562        20,000             --
  Chief Technical Officer             1997     120,000        7,020        15,000             --
  Founder                             1996     110,208           --        47,976             --

Stephen L. Wilson                     1998     151,250       22,688        20,000             --
  Executive Vice President            1997      87,500       75,000       116,701         39,956
  Chief Financial Officer             1996          --           --            --             --

David A. Stuart                       1998     117,500       10,576        20,000         30,000
  Vice President                      1997     110,000       18,262        18,153             --
  Operations                          1996      55,000        4,244        70,019             --

                                               ANNUAL COMPENSATION      SECURITIES
                                              ---------------------     UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR     SALARY       BONUS         OPTIONS     COMPENSATION(1)
---------------------------           ----    ---------     -------     ----------    ---------------
John M. Greathouse                    1998    $126,400      $10,652        20,000          $  --
  Vice President                      1997     100,302       17,396        23,339             --
  Business Development                1996     110,000        5,822        15,560             --

Kermit R. Pope, Jr. (3)               1998     132,914           --        20,000             --
  Former Vice President               1997      93,269       27,392       127,800             --
  Sales and Marketing                 1996          --           --            --             --

(1) Does not include the value of other compensation which in the aggregate did not exceed the lesser of $50,000 or 10% of the executive officer's salary and bonus.

(2) Mr. Duggan was appointed Chief Executive Officer in October 1997, but did not begin drawing a salary until March 1998.

(3) Mr. Pope resigned in November 1998. Under the terms of a separation agreement, Mr. Pope receives $8,333 per month for a minimum of six and a maximum of nine months.

        The following table sets forth information concerning the grants of stock options made during the last fiscal year to each of the named executive officers.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                        INDIVIDUAL GRANTS
                      ---------------------------------------------------------------------------------------
                       NUMBER OF       % OF TOTAL
                      SECURITIES         OPTIONS                                          POTENTIAL REALIZABLE
                      UNDERLYING        GRANTED TO                                              VALUE(3)
                        OPTIONS         EMPLOYEES        EXERCISE        EXPIRATION      --------------------
NAME                  GRANTED(1)         IN 1998      PRICE/SHARE(2)        DATE            5%          10%
----                  ---------         ----------    --------------     -----------     --------    --------
Robert W. Duggan        20,000            3.0%            $10.13           7/26/08       $127,351    $322,733
Yulun Wang              20,000            3.0              10.13           7/26/08        127,351     322,733
Stephen L. Wilson       20,000            3.0              10.13           7/26/08        127,351     322,733
David A. Stuart         20,000            3.0              10.13           7/26/08        127,351     322,733
John M. Greathouse      20,000            3.0              10.13           7/26/08        127,351     322,733
Kermit R. Pope, Jr.     20,000            3.0              10.13           7/26/08        127,351     322,733

(1)   Stock options vest in four equal and annual installments.

(2) The exercise price per share was equal to the fair market value of the common stock on the date of grant.

(3) The potential realizable value is calculated assuming that the fair market value of the Company's common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the stock option (ten years) and that the stock option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission. Actual gain, if any, on stock option exercises are dependent on the future performance of the common stock.

         The following table sets forth information concerning the exercise of stock options during the last fiscal year and unexercised stock options held as of the end of the fiscal year for the named executive officers.


                          FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                         SHARES                           OPTIONS AT FISCAL YEAR-END           AT FISCAL YEAR-END(2)
                       ACQUIRED ON        VALUE         ------------------------------    -------------------------------
NAME                     EXERCISE       REALIZED(1)     EXERCISABLE    NON-EXERCISABLE    EXERCISABLE     NON-EXERCISABLE
----                   ------------     ----------      -----------    ---------------    -----------     ---------------
Robert W. Duggan               --        $     --          11,670          34,263          $ 92,543          $160,606

Yulun Wang                     --              --          31,109          56,534           197,410           203,863

Stephen L. Wilson              --              --          85,094          51,607           674,795           298,144

David A. Stuart                --              --          47,458          60,715           376,342           370,370

John M. Greathouse          9,791          90,177          29,367          43,079           222,089           192,077

Kermit R. Pope, Jr.        23,340         160,571              --              --                --                --

(1) Represents market value of underlying securities at date of exercise less option exercise price.

(2) Values were calculated using a price of $12.50 per share, the closing sale price of the Company's common stock as reported by the NASDAQ on December 31, 1998 minus the option exercise price.

        STOCK PERFORMANCE. The Securities and Exchange Commission requires that the Company include in this proxy statement a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis with the Standard and Poor's ("S&P") 500 Stock Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company uses the S&P Medical Products and Supplies Index as its peer group index. The table below compares the cumulative total return as of the Company's last fiscal year assuming $100 was invested as of August 11, 1997, the date of the Company's initial public offering, in the common stock of the Company, the S&P Medical Products and Supplies Index and the S&P 500 Stock Index, assuming the reinvestment of all dividends. The Indexes are weighted based on market capitalization at the time of each reported data point.

 THE FOLLOWING GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR THE SECURITIES AND EXCHANGE ACT OF 1934 (THE "1934 ACT"), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER THE 1933 ACT OR THE 1934 ACT.


                              [PERFORMANCE GRAPH]


                        INDEX                  8/11/97    12/31/97   12/31/98
                        -----                  -------    --------   --------

         COMPUTER MOTION, INC.                  $100.00    $ 75.00   $ 89.29
         S&P 500                                $100.00    $103.57   $131.19
         S&P MEDICAL PRODUCTS AND SUPPLIES      $100.00    $ 96.96   $138.80

                    EMPLOYMENT AND INDEMNIFICATION AGREEMENTS

        EMPLOYMENT AGREEMENT. Under the terms of an employment agreement, Stephen L. Wilson receives two years' salary plus bonus upon his termination. In the event of termination following a change of control of the Company, Mr. Wilson receives three years' salary plus bonus and all his outstanding stock options fully vest.

        INDEMNIFICATION AGREEMENTS. The Company indemnifies its directors and officers against certain costs which could be incurred if they were made, or threatened to be made, a party to a legal proceeding because of their official status as a director or officer. The indemnification agreements, together with the Company's bylaws provide for indemnification to the fullest extent permitted by Delaware law.

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the year ended December 31, 1998, the Compensation Committee of the Company's Board of Directors established the levels of compensation for the Company's executive officers. The Compensation Committee consists of Mr. Williams, Dr. Doiron and Ms. Eastwood. None of these individuals have ever been an officer or employee of the Company.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors (the "Committee") was responsible for administering the compensation program for the Company's executive officers, including the named executive officers, in 1998. The Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any aspect of the executive compensation program, except for the possible receipt of stock options under the Company's stock plans.

        COMPENSATION PHILOSOPHY. The Company's continued growth, new product development, regulatory clearance and market introduction activities, together with worldwide healthcare reform and competitive pressures, present significant challenges to the Company's management. The Committee believes that, if the Company is to continue its growth, bring new products to market, achieve significant revenues and become profitable, its executive compensation program must have the flexibility to attract and retain high quality employees. Furthermore, the executive compensation program must provide incentives which will reward key managers for aggressively pursuing the actions necessary to improve the Company's performance and enhance long-term shareholder value.

        The Company's executive compensation program is based upon a pay-for-performance philosophy. There are three components to the Company's executive compensation program: base salary, a cash incentive bonus opportunity and long-term stock based incentives. The Company is committed to a strong link between its business and strategic goals and its compensation program. The financial goals for certain elements of the compensation program are reviewed and approved by the Board of Directors in conjunction with its approval of the Company's strategic and operating plans.

        BASE SALARY. An executive's base salary is determined by an assessment of his sustained performance, advancement potential, experience, responsibility, scope and complexity of the position, current salary in relation to the range designated for the job and salary levels for comparable positions at peer group companies. Additionally, the Board sets base salaries for executive officers based on the executive's contribution to the Company's success through operational improvements and strategic initiatives. Factors considered in determining base salary are not assigned pre-determined relative weights.

        BONUS PROGRAM. Payments under the Company's management bonus program are based on the Company's achievement of performance goals as approved by the Compensation Committee and the executive's achievement of individual objectives as approved by the Chief Executive Officer. Company performance goals for 1998 were related to targeted levels of revenue, profitability and gross margin based on the Company's 1998 operating plan which was approved by the Board of Directors. It is anticipated that performance goals for 1999 will also relate to these categories. The management bonus program provides for a normal bonus of up to a maximum of 50% of base pay, with an over-achievement bonus of up to an additional maximum of 25% of base pay.

        EQUITY BASED COMPENSATION. The Company's overall equity based compensation philosophy is that equity based incentives should be directly related to the creation of shareholder value, thus providing a strong link between management and shareholders. The Company believes that stock based incentives are very consistent with the entrepreneurial spirit the Company seeks in its executive team. In support of this philosophy, the Company has awarded to its executive officers stock options and to a limited extent, restricted stock.

        STOCK OPTION GRANTS. Stock options encourage and reward executive officers for creating shareholder value as measured by stock price appreciation. Stock options are granted at an exercise price equal to the fair market value of the stock on the date of grant and therefore, only have value if the price of the Company's stock appreciates in value from the price of the stock on the date options are granted. The executive officers and shareholders benefit equally from such stock price appreciation. The Company utilizes stock options, in lieu of higher, industry standard base salaries and bonuses, as a means to attract, retain and motivate talented executives upon whose performance the Company is dependent.

        Stock options are generally granted annually consistent with the Company's objective to provide (i) a long-term equity interest in the Company, and (ii) an opportunity for a greater financial reward if long-term performance is sustained. To encourage a long-term perspective, stock options cannot be exercised immediately. Generally, stock options become exercisable over a four-year period. The number of stock options granted to each executive officer is approved by the Compensation Committee. Individual grant size is dependent on the executive officer's experience, position and level of responsibility within the Company, an evaluation of the executive officer's performance and an assessment of the executive officer's ability to positively impact the Company's future business plans. No pre-assigned relative weight is ascribed to any of these factors.

        COMPENSATION OF CHIEF EXECUTIVE OFFICER. Robert W. Duggan, the Chairman of the Board, assumed the responsibility of Chief Executive Officer in October, 1997. Mr. Duggan's annual salary is currently $153,000. He has an annual normal bonus opportunity of up to a maximum of 50% of base pay, with an annual over-achievement bonus opportunity of up to an additional maximum of 25% of base pay based on over-achievement of stated objectives. For 1998, the Company's overall performance was below targeted levels and therefore, Mr. Duggan's bonus was $16,312. Mr. Duggan's salary and bonus opportunity were considered to be very reasonable in comparison to similar salaries and bonus structures for medical device company Chief Executive Officers. The Compensation Committee will consider future salary and bonus adjustments and stock option grants for the Chief Executive Officer based on the Company's operating performance, as well as the compensation packages of similarly positioned medical device company Chief Executive Officers. The Committee believes that the Chief Executive Officer should have an equity interest in the Company. As of March 10, 1999, Mr. Duggan's beneficial ownership of the Company's common stock was 14.1% of the outstanding shares.

        FISCAL YEAR 1998 COMPENSATION. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, compensation paid or accrued with respect to an employee of a public corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company's executive officers will exceed the $1 million limit per employee. The Company's stock option plans are structured such that any compensation deemed paid to an executive officer when he exercises an outstanding stock option under the plan will qualify as performance-based compensation that will not be subject to the $1 million limitation.

                     SUBMITTED BY THE COMPENSATION COMMITTEE

                            William D. Williams, Chairman
                            Daniel R. Doiron, Member
                            M. Jacqueline Eastwood, Member

        THE FOREGOING COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR THE SECURITIES AND EXCHANGE ACT OF 1934 (THE "1934 ACT"), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER THE 1933 ACT OR THE 1934 ACT.

         PROPOSAL 2: CERTAIN AMENDMENTS TO THE 1997 STOCK INCENTIVE PLAN

        The Board of Directors adopted and the shareholders of the Company originally approved the 1997 Stock Incentive Plan (the "1997 Plan") in April 1997. The purpose of the 1997 Plan is to provide participants with incentives which will encourage them to acquire a proprietary interest in, and continue to provide services to, the Company. The 1997 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code (the "Code").

        At the time of its adoption, the 1997 Plan authorized the sale of up to 1,037,344 shares of Company Common Stock. As of March 23, 1999, a total of 922,905 option shares had been granted, leaving only 114,439 shares available for grant under the 1997 Plan. In addition, no one participant in the 1997 Plan may be granted stock options in any one calendar year to acquire more than 259,336 shares of Common Stock. Subject to approval by the Company's shareholders, the Board of Directors amended the 1997 Plan on March 18, 1999:
(i) to increase the authorized number of shares of Common Stock issuable thereunder by 900,000 shares and to reserve the additional shares for issuance under the 1997 Plan, bringing the total number of shares of Common Stock subject to the 1997 Plan to 1,937,344; and (ii) to provide that no one participant in the 1997 Plan may be granted stock options or restricted shares in any one calendar year to acquire more than 400,000 shares of Common Stock.

        Approval of this amendment to the 1997 Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the Meeting and entitled to vote thereat. Proxies solicited by management for which no specific direction is included will be voted FOR the amendment of the 1997 Plan: (i) to add 900,000 shares of Common Stock to the pool of shares reserved for issuance thereunder; and (ii) to increase the number of shares of Common Stock which may be acquired from the exercise of stock options or restricted shares granted to any one participant in any one calendar year from 259,336 to 400,000.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
              "FOR" THE AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN.

        The principal features of the 1997 Plan are summarized below, but the summary is qualified in its entirety by reference to the 1997 Plan itself. Copies of the 1997 Plan can be obtained by writing to the Secretary of the Company.

1997 PLAN TERMS

        Incentive Options. Officers and other employees of the Company or of any parent or subsidiary corporation of the Company, whether now existing or hereafter created or acquired (an "Affiliated Company") (including directors if they also are employees of the Company or an Affiliated Company), as may be determined by the Administrator, who qualify for incentive stock options under the applicable provisions of the Code, will be eligible for selection to receive incentive options under the 1997 Plan. An employee who has been granted an incentive option may, if otherwise eligible, be granted an additional incentive option or options and receive nonqualified options or restricted shares. No incentive stock options may be granted to an optionee under the 1997 Plan if the aggregate fair market value (determined on the date of grant) of the stock with respect to which incentive stock options are exercisable by such optionee in any calendar year under the 1997 Plan of the Company and its affiliates exceeds $100,000.

        Nonqualified Options or Restricted Shares. Officers and other employees of the Company or of an Affiliated Company, any member of the Board, whether or not he or she is employed by the Company, consultants, or service providers will be eligible to receive nonqualified options or restricted shares under the 1997 Plan. An individual who has been granted a nonqualified option or restricted shares may, if otherwise eligible, be granted an incentive option or an additional nonqualified option or options or restricted shares.

        Option Exercise. The exercise price of incentive stock options must at least be equal to the fair market value of a share of Common Stock on the date the option is granted (110% with respect to optionees who own at least 10% of the outstanding Common Stock). Nonqualified options shall have an exercise price of not less than 85% of the fair market value of a share of Common Stock on the date such option is granted. Payment of the exercise price may be made in cash, by delivery of shares of the Company's Common Stock or, potentially, through the delivery of a promissory note. The Board or the Compensation Committee has the authority to determine the time or times at which options granted under the Plan become exercisable, provided that options must expire no later than ten years from the date of grant (five years with respect to optionees who receive incentive stock options and who own at least 10% of the outstanding Common Stock). Options are nontransferable, other than upon death by will and the laws of descent and distribution, and generally may be exercised only by an employee while employed by the Company or within three months after termination of employment (one year for termination resulting from death or disability).

        General. The Board may from time to time alter, amend, suspend or terminate the 1997 Plan in such respects as the Board may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall be made that would substantially affect or impair the rights of any person under any incentive option, nonqualified option or restricted share theretofore granted to such person without his or her consent. Unless previously terminated by the Board, the 1997 Plan will terminate in April 2007. The 1997 Plan may be administered by either the Board of Directors or a committee appointed by the Board. Subject to the provisions of the 1997 Plan, the Board of Directors, or such a committee, has full authority to implement, administer and make all determinations necessary under the 1997 Plan including determination as to the persons to whom awards may be made. The 1997 Plan is currently administered by the Compensation Committee. As of March 10, 1999, approximately 175 persons were eligible to participate in the 1997 Plan, including 5 executive officers and 4 non-employee directors.

SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF 1997 PLAN

        The following is a summary of certain federal income tax consequences of participation in the 1997 Plan. State and local income taxes laws that may vary from the federal tax consequences described below, are not discussed.

        Incentive Options. No taxable income will be recognized by an optionee under the 1997 Plan upon either the grant or the exercise of an incentive option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock before the expiration of either of the one-year or two-year periods described above will constitute a "disqualifying disposition." A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized, in excess of the amount taxed as ordinary income as indicated above, will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which currently is more than one year for long-term capital gains). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of a disqualifying disposition.

        Nonqualified Options. No taxable income is recognized by an optionee upon the grant of a nonqualified option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the optionee who is an employee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided the applicable withholding requirements are satisfied. If the exercise price of a nonqualified option is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of Common Stock of the Company already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee equal in number to the old shares exchanged will have the same tax basis and holding period as the optionee's basis and holding period in the old shares. The balance of the shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee's basis in the shares will be a capital gain or loss and will be treated as long-term or short-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

        Alternative Minimum Tax. Section 55 of the Internal Revenue Code imposes an "alternative minimum tax" on an individual's income to the extent the amount of the alternative minimum tax exceeds the individual's regular tax for the year. For purposes of computing the alternative minimum tax, the excess of the fair market value (on the date of exercise) of the shares received upon the exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. If the shares are sold in the same year that the option is exercised, the regular tax treatment and the alternative tax treatment will be the same. If the shares are sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale. For example, assume that an individual pays an exercise price of $10 to purchase stock having a fair market value of $15 on the date of exercise. The amount included in alternative minimum taxable income is $5, and the stock has a basis of $10 for regular tax purposes and $15 for alternative minimum tax purposes. If the individual sells the stock in a subsequent year for $20, the gain recognized is $10 for regular tax purposes and $5 for alternative minimum tax purposes.

        Restricted Stock. If no Section 83(b) election is made and repurchase rights are retained by the Company, a taxable event will occur on each date the participant's ownership rights vest (e.g., when the Company's repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to cover the amount to be withheld, the participant will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant's basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

        Tax Withholding. Under the 1997 Plan, the Company has the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to any options exercised or restricted stock granted under the 1997 Plan. To the extent permissible under applicable tax, securities, and other laws, the Committee may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in respect of any option or restricted stock up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, in whole or in part, by (i) directing the Company to apply shares of Common Stock to which the participant is entitled as a result of the exercise of an option or as a result of the lapse of restrictions on restricted stock, or (ii) delivering to the Company shares of Common Stock owned by the participant.

                   PROPOSAL 3: RATIFICATION OF RE-APPOINTMENT
                        OF INDEPENDENT PUBLIC ACCOUNTANTS

        The accounting firm of Arthur Andersen LLP has been the Company's independent public accounting firm since 1993. Arthur Andersen LLP has been re-appointed by the Board of Directors as the Company's independent public accounting firm for the current year. Although shareholder approval is not required, the Board of Directors requests shareholder ratification of Arthur Andersen LLP's re-appointment.

        A representative from Arthur Andersen LLP will be in attendance at the Meeting and will have the opportunity to make a statement if he so desires and will be available to answer any appropriate questions.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE
             RE-APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S
                         INDEPENDENT PUBLIC ACCOUNTANTS.

                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

        The proxy rules of the Securities and Exchange Commission permit shareholders, to present proposals for shareholder action where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company's annual meeting for the fiscal year ending December 31, 1999, is expected to be held on or about May 19, 2000, and proxy materials in connection with that meeting are expected to be mailed on or about March 26, 2000. In order to be included in the Company's proxy statement for 2000, shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before November 26, 1999 (120 days before the mailing date).

        The bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of the Company; and (ii) the nomination by shareholders of candidates for election as directors.

        PROPERLY BROUGHT BUSINESS. The bylaws provide that at the annual meeting such business that is appropriate for consideration at an annual meeting may be conducted. In addition, such business must be specified in the notice of the meeting, properly brought before the meeting by or at the direction of the Board of Directors, or properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of such business. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days and not more than 90 days prior to the meeting (or if less than 55 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, not later than the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made). Notice relating to such business must contain certain information as described in the Company's bylaws, which are available for inspection by shareholders at the Company's principal executive offices. Nothing in the bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the Company's bylaws.

        SHAREHOLDER NOMINATIONS. The bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days and not more than 90 days prior to the meeting (or if less than 55 days notice or prior public disclosure of the date of the annual meetings given or made to shareholders, not later than the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made). The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in the Company's bylaws. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities and Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company's common stock, and the Company is required to identify any of those persons who fail to file such reports on a timely basis. Based solely upon its review of the copies of Forms 3, 4 and 5 furnished to the Company, and written representations from certain persons that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the 1934 Act were satisfied on a timely basis.

                                     GENERAL

        All properly executed proxies will be voted in the manner directed by you. If no direction is made, proxies will be voted "FOR" the election of the Board of Director's nominees for directors, "FOR" the approval of the Amended 1997 Stock Incentive Plan, and "FOR" the ratification of the re-appointment of the independent public accountants.

        We know of no additional matters to be brought before the Meeting. However, in the event any additional matters should be presented, the enclosed proxy gives the proxy holders discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

        All expenses in connection with solicitation of proxies will be paid by the Company. The Company will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies by mail, but directors, officers, and other employees of the Company or a proxy solicitation firm may also solicit in person, by telephone, by facsimile or by mail.

        The Company's Annual Report to Shareholders for the year ended December 31, 1998 is enclosed. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. You may receive without charge a copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, by writing to: Investor Relations, Computer Motion, Inc., 130 Cremona Drive, Goleta, California 93117.

                                             By Order of the Board of Directors

                                             /s/ STEPHEN L. WILSON
                                             -----------------------------------
                                             Stephen L. Wilson
                                             Secretary
Goleta, California
March 26, 1999

                             COMPUTER MOTION, INC.

                      130 CREMONA DRIVE, GOLETA, CA 93117

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Robert W. Duggan and Stephen L. Wilson, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this card, all shares of common stock of Computer Motion, Inc., held of record by the undersigned on March 23, 1999, at the Annual Meeting of Shareholders to be held on May 19, 1999 or any adjournment or postponement thereof.


                         (TO BE SIGNED ON REVERSE SIDE)

          PLEASE MARK YOUR
  A [X]   VOTES AS IN THIS
          EXAMPLE.


          FOR all nominees       WITHHOLD AUTHORITY
           listed at right        to vote for one
      (except as indicated to    or more nominees
         the contrary below      as listed at right

               [ ]                     [ ]

1. ELECTION OF DIRECTORS                        NOMINEES: Daniel R. Doiron
            .                                             Robert W. Duggan
                                                          M. Jacqueline Eastwood
FOR, except vote withheld from                            W. Peter Geis
the following nominees:                                   Yulun Wang
                                                          William D. Williams

_________________________________
                                                    FOR    AGAINST  ABSTAIN
Proposal no. 2

    RATIFICATION OF RE-APPOINTMENT OF               [ ]      [ ]      [ ]
    INDEPENDENT PUBLIC ACCOUNTANTS

Proposal no. 3

    AMENDED 1997 STOCK INCENTIVE PLAN               [ ]      [ ]      [ ]

Please sign below, date and return promptly.



SIGNATURE________________________  _________________________ Dated: ______, 1999
                                   SIGNATURE IF HELD JOINTLY

IMPORTANT: Please sign exactly as name appears hereon. When signing on behalf of a corporation, partnership, estate, trust or in other representative capacity, please sign name and title. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person.